NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
August 1, 2013

SECOND QUARTER 2013 OPERATING RESULTS AND INCREASED 2013 FFO GUIDANCE
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, August 1, 2013 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and six months ended June 30, 2013. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Recurring FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in thousands, except per share data)
Revenues	$96,121	$81,206	$188,599	$158,439

Net earnings available to common stockholders	$32,724	$27,579	$62,029	$52,334
Net earnings per common share	$0.27	$0.26	$0.52	$0.49

FFO available to common stockholders	$54,265	$43,731	$108,884	$85,551
FFO per common share	$0.45	$0.41	$0.92	$0.80

Recurring FFO available to common stockholders	$54,265	$46,279	$109,643	$91,169
Recurring FFO per common share	$0.45	$0.43	$0.93	$0.85

AFFO available to common stockholders	$57,381	$48,957	$114,373	$95,218
AFFO per common share	$0.47	$0.46	$0.97	$0.89

•	Portfolio occupancy was 98.1% at June 30, 2013, as compared to 97.9% at December 31, 2012, and 98.2% at June 30, 2012

Investments and Dispositions for the quarter ended June 30, 2013:

•	Investments:

◦	$437.7 million in property investments, including the acquisition of 209 properties with an aggregate 1,063,000 square feet of gross leasable area

•	Dispositions:

◦	Seven properties with net proceeds of $13.0 million producing $2,150,000 of gains on sales, net of income tax and minority interest (not included in FFO)

Investments and Dispositions for the six months ended June 30, 2013:

•	Investments:

◦	$480.3 million in property investments, including the acquisition of 226 properties with an aggregate 1,225,000 square feet of gross leasable area

•	Dispositions:

◦	Nine properties with net proceeds of $16.6 million producing $2,655,000 of gains on sales, net of income tax and minority interest (not included in FFO)

Capital transactions for the quarter ended June 30, 2013:

•	Raised $90.6 million in net proceeds from the issuance of 2,391,321 common shares

•	Issued 11,500,000 depositary shares representing interests in its 5.70% Series E preferred stock generating net proceeds of $277.6 million

•	Issued $350 million principal amount of 3.30% senior unsecured notes due 2023 generating net proceeds of $344.3 million

•	Called $223.0 million principal amount of 5.125% convertible senior notes due 2028 which will be settled during the third quarter

Capital transactions for the six months ended June 30, 2013:

•	Raised $876.5 million of new long term capital at attractive pricing:

◦	Raised $254.6 million in net proceeds from the issuance of 7,432,858 common shares

◦	Raised $277.6 million in net proceeds from the issuance of 5.70% Series E preferred stock

◦	Raised $344.3 million in net proceeds from the issuance of 3.30% senior unsecured notes due 2023

•	Called $223.0 million principal amount of 5.125% convertible senior notes due 2028 for redemption which will be settled during the third quarter

•	Paid off $174.2 million bank credit facility balance leaving full availability of $500 million

National Retail Properties also announced an increase in 2013 FFO guidance from a range of $1.85 to $1.89 to a range of $1.86 to $1.90 per share before any impairment expense. 2013 AFFO is estimated to be $1.94 to $1.98 per share. The FFO guidance equates to net earnings before any gains or losses from the sale of real estate of $1.02 to $1.09 per share, plus $0.81 per share of expected real estate depreciation, amortization and impairments. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: "We are very pleased to have completed a number of attractive acquisitions during the second quarter which allowed us to increase our earnings guidance again to a level that produces approximately 8% growth in FFO per share over 2012's results. Additionally, we raised $877 million of very well-priced long-term capital during the first half which positions us well to fund future acquisitions. While this may modestly constrain 2013 per share results, securing this low cost capital provides us with increased visibility in per share growth for 2014.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of June 30, 2013, the company owned 1,838 properties in 47 states with a gross leasable area of approximately 20.2 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on August 1, 2013, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, risks related to the company's status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the SEC for the quarter ended June 30, 2013. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains and any applicable taxes (or including losses) on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

The company has earnings from discontinued operations. The company classified the revenues and expenses related to properties which generated revenue and were sold or generated revenue and were held for sale as of June 30, 2013, as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company's reported total revenues and total and per share earnings from continuing operations and an increase in the company's earnings from discontinued operations. However, the company's total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Income Statement Summary

Revenues:
Rental and earned income	$92,013	$77,340	$180,524	$150,302
Real estate expense reimbursement from tenants	3,149	2,556	6,126	5,366
Interest and other income from real estate transactions	371	594	754	1,300
Interest income on commercial mortgage residual interests	588	716	1,195	1,471
	96,121	81,206	188,599	158,439

Retail operations:
Revenues	—	7,784	—	19,008
Operating expenses	—	(7,480)	—	(18,542)
Net	—	304	—	466

Operating expenses:
General and administrative	9,412	7,025	17,676	14,630
Real estate	4,301	4,040	8,218	8,549
Depreciation and amortization	22,552	18,678	46,270	36,388
Impairment losses and other charges, net of recoveries	160	2,548	1,972	2,583
	36,425	32,291	74,136	62,150

Other expenses (revenues):
Interest and other income	(377)	(361)	(711)	(720)
Interest expense	23,394	19,569	45,221	39,387
	23,017	19,208	44,510	38,667

Income tax benefit (expense)	(432)	(156)	2	(271)
Equity in earnings of unconsolidated affiliate	—	155	—	305

Earnings from continuing operations	36,247	30,010	69,955	58,122

Earnings from discontinued operations	1,359	3,466	1,554	5,177

Earnings including noncontrolling interests	37,606	33,476	71,509	63,299

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	40	32	259	46
Discontinued operations	(160)	(3)	(216)	(8)
	(120)	29	43	38

Net earnings attributable to NNN	37,486	33,505	71,552	63,337
Series C preferred stock dividends	—	—	—	(1,979)
Series D preferred stock dividends	(4,762)	(5,926)	(9,523)	(5,926)
Excess of redemption value over carrying value of Series C preferred shares redeemed	—	—	—	(3,098)
Net earnings available to common stockholders	$32,724	$27,579	$62,029	$52,334

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Weighted average common shares outstanding:
Basic	117,813	105,992	115,664	105,418
Diluted	120,866	107,459	118,404	106,844

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.27	$0.23	$0.52	$0.44
Discontinued operations	0.01	0.03	0.01	0.05
Net earnings	$0.28	$0.26	$0.53	$0.49

Diluted:
Continuing operations	$0.26	$0.23	$0.51	$0.44
Discontinued operations	0.01	0.03	0.01	0.05
Net earnings	$0.27	$0.26	$0.52	$0.49

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$32,724	$27,579	$62,029	$52,334
Real estate depreciation and amortization:
Continuing operations	22,508	17,825	46,162	34,681
Discontinued operations	30	376	103	820
Joint venture real estate depreciation	—	44	—	88
Gain on disposition of real estate, net of tax and minority interest	(2,150)	(2,438)	(2,655)	(2,752)
Impairment losses - real estate	1,153	345	3,245	380
Total FFO adjustments	21,541	16,152	46,855	33,217
FFO available to common stockholders	$54,265	$43,731	$108,884	$85,551

FFO per share:
Basic	$0.46	$0.41	$0.94	$0.81
Diluted	$0.45	$0.41	$0.92	$0.80

Recurring Funds from Operations Reconciliation:
Net earnings available to common shareholders	$32,724	$27,579	$62,029	$52,334
Total FFO adjustments	21,541	16,152	46,855	33,217
FFO available to common shareholders	54,265	43,731	108,884	85,551

Excess of redemption value over carrying value of preferred share redemption	—	—	—	3,098
Impairment losses and other charges, net of recoveries	—	2,548	759	2,520
Total Recurring FFO adjustments	—	2,548	759	5,618
Recurring FFO available to common shareholders	$54,265	$46,279	$109,643	$91,169

Recurring FFO per share:
Basic	$0.46	$0.44	$0.95	$0.86
Diluted	$0.45	$0.43	$0.93	$0.85

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common shareholders	$32,724	$27,579	$62,029	$52,334
Total FFO adjustments	21,541	16,152	46,855	33,217
Total Recurring FFO adjustments	—	2,548	759	5,618
Recurring FFO available to common stockholders	54,265	46,279	109,643	91,169

Straight line accrued rent	805	265	27	(529)
Net capital lease rent adjustment	410	405	810	807
Below market rent amortization	(622)	(602)	(1,247)	(1,237)
Stock based compensation expense	1,894	1,983	3,608	3,768
Capitalized interest expense	(321)	(436)	(540)	(867)
Convertible debt interest expense	950	1,063	2,072	2,107
Total AFFO adjustments	3,116	2,678	4,730	4,049
AFFO available to common stockholders	$57,381	$48,957	$114,373	$95,218

AFFO per share:
Basic	$0.49	$0.46	$0.99	$0.90
Diluted	$0.47	$0.46	$0.97	$0.89

Other Information:
Percentage rent	$162	$221	$534	$330
Amortization of debt costs	$900	$828	$1,806	$1,656
Scheduled debt principal amortization (excluding maturities)	$265	$391	$526	$679
Non-real estate depreciation expense	$61	$18	$123	$40
Real estate acquisition costs (included in general and administrative expense)	$1,604	$252	$1,604	$305

National Retail Properties, Inc. (in thousands) (unaudited)

Earnings from Discontinued Operations:  NNN classified the revenues and expenses related to properties which were sold or were held for sale as of June 30, 2013 and generated revenue, as discontinued operations. The following is a summary of the earnings (loss) from discontinued operations.

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenues:
Rental and earned income	$523	$2,113	$1,149	$4,347
Real estate expense reimbursement from tenants	60	55	132	199
Interest and other income from real estate transactions	31	4	36	6
	614	2,172	1,317	4,552

Expenses:
General and administrative	212	3	214	5
Real estate	135	178	202	527
Depreciation and amortization	61	389	148	847
Impairment losses and other charges, net of recoveries	1,008	345	2,047	317
Interest	145	185	308	369
	1,561	1,100	2,919	2,065

Gain on disposition of real estate	2,669	2,438	3,174	2,752
Income tax expense	(363)	(44)	(18)	(62)

Earnings from discontinued operations attributable to NNN	1,359	3,466	1,554	5,177
Earnings attributable to noncontrolling interests	(160)	(3)	(216)	(8)
Earnings from discontinued operations attributable to NNN	$1,199	$3,463	$1,338	$5,169

National Retail Properties, Inc. (in thousands) (unaudited)

	June 30, 2013	December 31, 2012
Balance Sheet Summary

Assets:
Cash and cash equivalents	$236,916	$2,076
Receivables, net of allowance	3,443	3,112
Mortgages, notes and accrued interest receivable	26,203	27,770
Real estate portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	4,158,943	3,791,282
Accounted for using the direct financing method	22,407	23,217
Real estate held for sale	46,691	20,308
Commercial mortgage residual interests	14,173	13,096
Accrued rental income, net of allowance	25,226	25,458
Debt costs, net of accumulated amortization	14,189	12,781
Other assets	101,161	68,926
Total assets	$4,649,352	$3,988,026

Liabilities:
Line of credit payable	$—	$174,200
Mortgages payable, including unamortized premium	10,048	10,602
Notes payable - convertible, net of unamortized discount	222,944	236,500
Notes payable, net of unamortized discount	1,513,587	1,165,662
Accrued interest payable	17,277	17,527
Other liabilities	87,925	85,950
Total liabilities	1,851,781	1,690,441

Stockholders’ equity of NNN	2,796,314	2,296,285
Noncontrolling interests	1,257	1,300
Total equity	2,797,571	2,297,585

Total liabilities and equity	$4,649,352	$3,988,026

Common shares outstanding	119,287	111,555

Gross leasable area, Property Portfolio (square feet)	20,218	19,168

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of June 30,
	Line of Trade	2013(1)	2012 (2)
1.	Convenience stores	19.9%	22.6%
2.	Restaurants - full service	9.9%	11.4%
3.	Automotive service	7.6%	5.9%
4.	Automotive parts	5.2%	6.0%
5.	Restaurants - limited service	4.9%	3.6%
6.	Banks	4.7%	0.2%
7.	Theaters	4.4%	4.6%
8.	Health and fitness	3.7%	2.6%
9.	Sporting goods	3.7%	4.5%
10.	Wholesale clubs	3.1%	3.7%
11.	Recreational vehicle dealers, parts and accessories	2.8%	2.9%
12.	Drug stores	2.7%	3.2%
13.	Home improvement	2.7%	2.2%
14.	Consumer electronics	2.7%	3.2%
15.	Family entertainment centers	2.2%	2.1%
16.	Travel plazas	2.0%	2.3%
17.	Home furnishings	1.6%	1.5%
18.	Books	1.6%	1.9%
19.	Grocery	1.5%	1.8%
20.	General merchandise	1.5%	1.3%
	Other	11.6%	12.5%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	21.1%	6.	Virginia	4.7%
2.	Florida	10.7%	7.	Indiana	3.9%
3.	Illinois	5.2%	8.	California	3.8%
4.	Georgia	5.0%	9.	Pennsylvania	3.3%
5.	North Carolina	4.7%	10.	Ohio	3.1%

(1)	Based on the annualized base rent for all leases in place as of June 30, 2013.

(2)	Based on the annualized base rent for all leases in place as of June 30, 2012.

National Retail Properties, Inc.
Property Portfolio

Top Tenants (> 2.0%)

	Properties	% of Total (1)
Susser	86	5.1%
Mister Car Wash	84	4.9%
Pantry	84	4.5%
SunTrust	139	4.5%
7-Eleven	68	4.3%
LA Fitness	18	3.7%
AMC Theatre	15	3.6%
BJ's Wholesale Club	7	3.1%
Camping World	21	2.8%
Best Buy	19	2.7%
Gander Mountain	9	2.3%
Mid-Atlantic Convenience Stores	38	2.2%
Road Ranger	27	2.1%
Pull-A-Part	20	2.1%
Logan's Roadhouse	29	2.0%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2013	0.5%	12	153,000	2019	2.6%	46	778,000
2014	2.4%	41	587,000	2020	3.1%	96	907,000
2015	2.1%	33	615,000	2021	4.6%	99	912,000
2016	1.7%	32	565,000	2022	6.8%	92	1,060,000
2017	3.5%	46	1,009,000	2023	3.1%	50	879,000
2018	8.8%	203	2,029,000	Thereafter	60.8%	1,045	10,181,000

(1)	Based on the annual base rent of $390,754,000, which is the annualized base rent for all leases in place as of June 30, 2013.

(2)	As of June 30, 2013, the weighted average remaining lease term is 12 years.

(3)	Square feet.